UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

W. R. Grace & Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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An Employee FAQ Circulated to Employees of W. R. Grace & Co. on April 26, 2021

Employee Frequently Asked Questions

1.	What was announced?

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We announced that we have entered into a definitive agreement under which Standard Industries Holdings, a privately held global industrial company, will acquire Grace for $70 per share in cash. Standard Industries Holdings’ related investment platform 40 North Management LLC is a long-standing shareholder of Grace.

•	Following the closing of the transaction, Grace will become a privately held company.

•	Whether we are public or private, we are committed to pursuing our growth plan and delivering value to our customers around the world.

2.	What are the benefits of this transaction?

•	This transaction is about positioning Grace for continued innovation and growth as a private company.

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Standard Industries Holdings’ commitment to invest $7 billion in our company is a clear indication of their confidence in our growth opportunities and ability to deliver value, and a clear testament to the strengths of our talented employees, industry-leading technologies, and deep global customer relationships.

3.	What does it mean to be a privately held company?

•	By becoming a private company, Grace’s common stock will no longer be traded on the NYSE.

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As part of this, we will no longer report quarterly earnings, but, from a day-to-day perspective, most things will continue unchanged, including our focus on our customers, our product technology and manufacturing capabilities and our global team.

•	Until the transaction closes, which we expect to occur in the fourth quarter of 2021, we remain a publicly traded company.

•	It is important that we all stay focused on our daily responsibilities.

4.	What does this transaction mean for employees?

•	The transaction represents a vote of confidence in Grace’s business and our long-term growth prospects.

•	Standard Industries Holdings understands that our talent is critical to our current success and delivering our future growth commitments.

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Standard Industries Holdings’ commitment to invest $7 billion in our company is a clear indication of their confidence in our growth opportunities and ability to deliver value, and a clear testament to the strengths of our talented employees, industry-leading technologies, and deep global customer relationships.

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We expect the transaction to close in the fourth quarter of 2021. Importantly, it remains business as usual, and our strategic priorities are unchanged. We should all remain focused on our day-to-day roles and responsibilities.

•	In the event there are any changes in the future, consistent with past practice, those will be communicated to all employees well in advance, but we are excited about what is to come.

5.	Will there be any layoffs as a result of this transaction?

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Standard Industries Holdings’ commitment to invest $7 billion in our company is a clear indication of their confidence in our growth opportunities and ability to deliver value, and a clear testament to the strengths of our talented employees, industry-leading technologies, and deep global customer relationships.

•	Standard Industries Holdings understands that our talent is critical to our current success and delivering our future growth commitments.

6.	Will there be any changes to employee salaries, compensation or benefits?

•	There are no changes as a result of this announcement.

•	In the event there are any changes in the future, consistent with past practice, those will be communicated to all employees well in advance.

7.	When is the transaction expected to close?

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We expect the transaction to close in the fourth quarter of 2021. This is subject to customary closing conditions, including approval by Grace shareholders, and the receipt of certain regulatory approvals.

8.	What happens between now and closing?

•	It remains business as usual, and our growth plan and priorities are unchanged.

•	The best thing you can do is stay focused on your day-to-day responsibilities and serving our customers.

9.	Will any members of Grace’s senior leadership team be leaving following the close of the transaction?

•	Grace’s leaders are fully committed to our company and their roles. We are focused on our customers, our growth plan and our employees.

10.	Will there be any changes in reporting relationships or job responsibilities as a result of the transaction?

•	It is business as usual and no changes to reporting structures are planned as a result of this announcement.

•	In the event there are any changes in the future, consistent with past practice, those will be communicated to all employees well in advance.

11.	Will the Company headquarters change?

•	Grace will be an independent operating unit of Standard Industries Holdings. We expect the Company’s headquarters to remain in Columbia.

12.	What happens to the Grace stock or options that I own? Can we trade Grace shares?

•	Holders of Grace common stock will receive $70.00 in cash for each share of common stock you own upon the closing of the transaction.

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Outstanding unvested equity awards will be converted into awards to receive the same $70.00 cash per share as common stockholders. These substitute cash awards will continue to vest on substantially the same terms and conditions that apply to the converted equity awards that you hold today, except that your award will also be subject to accelerated vesting protections on certain qualifying terminations of employment after the closing. You will receive additional communications from HR as to how all of these mechanics work.

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It is not appropriate to comment on whether you should or should not trade Grace shares, however, please remember that federal securities laws prohibits the purchase or sale of securities by individuals who are aware of material nonpublic information about a company, as well as the disclosure of material, nonpublic information about a company to others who could then trade in the company's securities.

13.	How does this announcement impact customers?

•	This announcement has no impact on our customers – it remains business as usual at Grace.

•	As always, our top priority remains delivering value to our customers with the best products and technical support in the industry.

14.	How can I help?

•	The best thing for you to do is to stay focused on your day-to-day responsibilities and delivering value to our customers.

•	By continuing to work toward our growth plan and our 2021 goals, we’ll all be doing our part.

15.	What should I do if I’m contacted by the media, investors or other outside parties?

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Consistent with company policy, if you receive any inquiries from investors, members of the media, or anyone else, please do not respond. Please forward questions investor-related questions to Jason Hershiser at jason.hershiser@grace.com and media-related questions to Caitlin Leopold at Caitlin.leopold@grace.com.

•	Questions from customers or suppliers should be directed to your GLT member who will guide you on the appropriate response.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving W. R. Grace & Co. (“Grace” or the “Company”).  In connection with the proposed transaction, Grace will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Grace’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Grace may file with the SEC or send to its stockholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF GRACE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and Grace’s website, www.grace.com.  In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of Grace’s website at investor.grace.com or by contacting Grace’s Investor Relations by email at investor.relations@grace.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Grace common stock in respect of the proposed transaction.  Information about the directors and executive officers of Grace is set forth in the proxy statement for Grace’s 2020 annual meeting of stockholders, which was filed with the SEC on March 31, 2020, and in other documents filed by Grace with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements contained in this communication may contain forward-looking statements, that is, information related to future, not past, events.  Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions.  Forward-looking statements include, without limitation, statements regarding:  financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the proposed transaction and the potential benefits of the proposed transaction.  For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect.   Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation:  risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between Grace and Standard Industries Holdings Inc.’s affiliates; the failure to obtain Grace stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020 and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Our reported results should not be considered as an indication of our future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to our projections and forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those projections and statements are made.